                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We have issued our report dated March 29, 2004, accompanying the financial statements and schedule in the Annual Report of BRIAZZ, Inc. on Form 10-K for the year ended December 28, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statements of BRIAZZ, Inc. on Form S-8 (File No. 333-72354) and Form S-8 (File No. 333-109765).

/s/ Grant Thornton LLP
---------------------------------
Seattle, Washington
March 22, 2004